UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 3, 2005

Knoll, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-12907	13-3873847
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1235 Water Street, East Greenville, Pennsylvania	18041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 679-7991

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 3, 2005, Knoll, Inc. (the “Company”) entered into an Amended and Restated Credit Agreement dated as of October 3, 2005, among the Company, Bank of America, N.A., as Administrative Agent, UBS Securities LLC, as Syndication Agent, UBS Securities LLC and Banc of America Securities LLC, as Joint Lead Arrangers and Joint Bookrunners, Citibank, F.S.B., Manufacturers and Traders Trust Company and Harris N.A., as Co-Documentation Agents, and the other lenders party thereto (the “Restated Credit Agreement”). The Restated Credit Agreement amends and restates the Credit Agreement dated as of September 30, 2004, among the Company, UBS AG, Stamford Branch, as Administrative Agent, and each lender from time to time party thereto (the “Original Credit Agreement”). Banc of America Securities LLC and an affiliate of UBS Securities LLC served as underwriters in the Company’s registered public offering in December 2004.

The Restated Credit Agreement provides for a $200 million revolving credit facility that matures in five years and a $250 million term loan facility that matures in seven years. As of October 3, 2005, there was $250 million outstanding under the term loan facility and approximately $92 million outstanding under the revolving credit facility.

Interest on the term loan and revolving credit loans will accrue, at the Company’s election, at (i) the Eurodollar rate (as defined in the Restated Credit Agreement), plus various additional percentage points based on the Company’s leverage ratio or (ii) the Alternate Base Rate (a rate based on the prime rate announced from time-to-time by Bank of America, N.A. or the Federal Reserve System’s federal funds rate; Alternate Base Rate is defined in detail in the Restated Credit Agreement), plus various additional percentage points based on the Company’s leverage ratio.

The term loan must be repaid (a) in twenty-seven quarterly installments, beginning on December 31, 2005 and ending on June 30, 2012, with each such installment to be in an amount equal to 0.25% of the $250 million outstanding under the term loan facility on October 3, 2005 (together with accrued and unpaid interest on such dates), and (b) a final payment on October 2, 2012 in the amount of the remaining principal balance under the term loan facility (together with all accrued and unpaid interest on such date). Borrowings under the revolving credit facility may be repaid at any time, but no later than October 2, 2010. The Company is required to make mandatory prepayments under the Restated Credit Agreement in various amounts if, among other things, it sells assets (other than in the ordinary course of business and subject to certain other exclusions (including reinvestment rights) under the Restated Credit Agreement), it issues certain permitted indebtedness (including subordinated debt securities) or certain preferred equity securities (subject to certain exclusions under the Restated Credit Agreement), or it has excess cash flow and its leverage ratio exceeds a certain threshold.

The Restated Credit Agreement requires the Company to comply with various affirmative and negative covenants, including without limitation (i) covenants to maintain a minimum specified interest coverage ratio and maximum specified leverage ratio, and (ii) covenants that prevent or restrict the Company’s ability to pay dividends, engage in certain mergers or acquisitions, make certain investments or loans, incur future indebtedness, make significant capital expenditures, engage in sale-leaseback transactions, alter its capital structure or line of business, prepay subordinated indebtedness, engage in transactions with affiliates and sell stock or assets.

Repayments under the Restated Credit Agreement can be accelerated by the lenders upon the occurrence of certain events of default, including, without limitation, a failure to pay any principal, interest or other amounts in respect of the loans when due, breach by the Company (or its subsidiaries) of any of the covenants or representations contained in the Restated Credit Agreement or related loan documents, failure of the Company (or its significant subsidiaries) to pay any amounts owed with respect to other significant indebtedness of the Company or such subsidiary, a bankruptcy event with respect to the Company or any of its material subsidiaries, or the occurrence of a change of control (as defined in the Restated Credit Agreement).

The indebtedness incurred under the Restated Credit Agreement is secured by substantially all of the Company’s tangible and intangible assets, including, without limitation, the Company’s intellectual property. The Company’s wholly owned subsidiaries, Knoll Overseas, Inc. and Spinneybeck Enterprises, Inc., have also guaranteed the Company’s obligations under the Restated Credit Agreement, and pledged substantially all of their tangible and intangible assets as security for their obligations under such guarantee. As additional security for the indebtedness incurred under the Restated Credit Agreement, the Company, Knoll Overseas, Inc. and Spinneybeck Enterprises, Inc. have pledged the equity of their U.S. subsidiaries and a portion of the equity of their first-tier international subsidiaries.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amended and Restated Credit Agreement dated October 3, 2005, among Knoll, Inc., Bank of America, N.A., as Administrative Agent, UBS Securities LLC, as Syndication Agent, UBS Securities LLC and Banc of America Securities LLC, as Joint Lead Arrangers and Joint Bookrunners, Citibank, F.S.B., Manufacturers and Traders Trust Company and Harris N.A., as Co-Documentation Agents, and the other lenders party thereto.

99.1	Press Release, dated October 3, 2005. (This exhibit shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 3, 2005	KNOLL, INC.

	By:	/s/ BARRY L. MCCABE
	Name:	Barry L. McCabe
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Credit Agreement dated October 3, 2005, among Knoll, Inc., Bank of America, N.A., as Administrative Agent, UBS Securities LLC, as Syndication Agent, UBS Securities LLC and Banc of America Securities LLC, as Joint Lead Arrangers and Joint Bookrunners, Citibank, F.S.B., Manufacturers and Traders Trust Company and Harris N.A., as Co-Documentation Agents, and the other lenders party thereto.

99.1	Press Release, dated October 3, 2005. (This exhibit shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.)